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                                                                   EXHIBIT 10.14


                       CRESCENT REAL ESTATE EQUITIES, LTD.
                          DIVIDEND INCENTIVE UNIT PLAN

                                   ARTICLE 1
                                    THE PLAN

         1.1 This plan shall be known as the Crescent Real Estate Equities, Ltd. Dividend Incentive Unit Plan.

         1.2 The purposes of the Plan are to foster attainment of the financial and operating objectives of the Company by providing incentive to employees who contribute significantly to attainment of those objectives; to promote individual accountability for achieving the Company's annual performance and operating goals; to supplement the Company's salary and benefit programs so as to provide overall compensation for employees that is competitive with corporations with which the Company must compete for talent; and to assist the Company in attracting and retaining employees who are important to its continued success.

         1.3 The Plan shall become effective on January 1, 2000.

                                   ARTICLE 2
                                  DEFINITIONS

         As used in the Plan, the next words and phrases shall have the next meanings unless the context clearly requires otherwise:

         2.1 "Account" shall mean an account established under Article 5 to which dividend and interest amounts may be credited and on which benefits under the Plan are based.

         2.2 "Award" shall mean an award of a Dividend Incentive Unit.

         2.3 "Beneficiary" shall mean a person, including a trust or other entity, designated by a Participant at the time and in the manner specified by the Committee. If no Beneficiary is designated or survives the Participant, Beneficiary shall mean the Participant's estate.

         2.4 "Board" shall mean the Board of Directors of the Company.

         2.5 "Committee" shall mean the Compensation Committee of the Board.

         2.6 "Company" shall mean the Crescent Real Estate Equities, Ltd.

         2.7 "Disability" shall have the meaning set forth in the Option Plan.


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         2.8 "Dividend Incentive Unit" shall mean a right awarded to an Employee under Article 4 that entitles the Employee to an Account that will be credited with dividend and interest amounts to the extent provided in Article 5.

         2.9 "Employee" shall mean an employee of the Company.

         2.10 "Indemnitee" shall mean each Committee member, and its respective agents and representatives.

         2.11 "Option Plan" shall mean the Second Amended and Restated 1995 Crescent Real Estate Equities Company Stock Incentive Plan, as such plan may be amended from time to time.

         2.12 "Participant" shall mean an Employee who holds one or more Dividend Incentive Units.

         2.13 "Performance Multiple" shall mean the amount determined pursuant to Article 5 that is used in calculating the amount of dividends credited to a Participant's Account for a year.

         2.14 "Plan" shall mean the Crescent Real Estate Equities, Ltd. Dividend Incentive Unit Plan.

         2.15 "Plan Year" shall mean the calendar year.

         2.16 "Retirement" shall mean termination of employment with the Company at or after the age of 70.

         2.17 "Stock" shall mean the common stock, par value $0.01, of the Company or, in the event that the outstanding shares of the Common Stock are hereafter changed into or exchanged for shares of a different stock or security of the Company or some other corporation, the other stock or security.

                                   ARTICLE 3
                                 ADMINISTRATION

         3.1 The Plan shall be administered by the Committee. In addition to any authority specifically granted elsewhere in the Plan, the Committee shall have, subject to the provisions of the Plan, full and final discretionary authority to interpret the Plan, to establish and revise rules, regulations and guides relating to the Plan, to entertain appeals of Participants or Beneficiaries regarding alleged adverse determinations under the Plan and to make any other determinations that it believes necessary or advisable for the administration of the Plan. The Committee may delegate to any officer of the Company any such responsibilities. Any references to the Committee in the Plan with respect to responsibilities that have been delegated to an officer pursuant to this subsection shall be understood to refer to that officer.

         3.2 All decisions and determinations by the Committee shall be final and binding upon all parties, including shareholders, Participants, Beneficiaries and other Employees.



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                                   ARTICLE 4
                                   ELIGIBILITY

         The Committee shall designate the Employees to whom one or more Dividend Incentive Units will be granted for a Plan Year, and the number of the Dividend Incentive Units, before the beginning of the Plan Year or, in the case of a new Employee, within 30 days after the Employee's date of hire. The grants shall be effective as of the beginning of the Plan Year or, in the case of a new Employee, as soon as he or she is designated to receive the Dividend Incentive Units. The Committee shall inform an Employee that he or she will be granted Dividend Incentive Units for a Plan Year and the number of the Dividend Incentive Units as soon as practicable after the designations are made.

                                   ARTICLE 5
                    ACCOUNTS, DIVIDENDS AND INTEREST CREDITS

         5.1 Each Participant shall have an Account, to which dividends and earnings and losses shall be credited under the Plan. The Account shall be an unfunded liability of the Company and Crescent Real Estate Equities Limited Partnership. Benefits under the Plan shall be paid solely from the general assets of the Company and Crescent Real Estate Equities Limited Partnership. Nothing in the Plan shall be construed to require the Company or Crescent Real Estate Equities Limited Partnership to maintain any fund or to segregate any amount for the benefit of any Participant or any other person, and no Participant or Beneficiary shall have any claim against, right to, or security or other interest in any fund, account, or other specific asset of the Company or Crescent Real Estate Equities Limited Partnership from which any payment under the Plan may be made.

         5.2 The Committee shall adopt objective performance targets and Performance Multiples relating to such targets for the Company for a Plan Year before the beginning of the Plan Year. As soon as practicable after the end of the Plan Year, the Committee shall determine the degree to which the performance targets were achieved or surpassed. The Account of each Participant who was employed by the Company on the last day of the Plan Year shall be credited with an amount equal to the amount of dividends, if any, that he or she would have received during the Plan Year if he or she had held one share of Stock, multiplied by the number of Dividend Incentive Units that he or she held throughout the Plan Year, and further multiplied by the Performance Multiple. With respect to Dividend Incentive Units which are granted or which vest other than on the first day of a Plan Year, the amounts calculated above shall be further prorated based upon the portion of the Plan Year that such Participant held Dividend Incentive Units after grant or prior to vesting, as the case may be. The dividend amounts shall be credited to each Participant's Account effective as of the first day of the next Plan Year.

         5.3 No less frequently than quarterly, each Participant's Account shall be credited with earnings (or losses), determined as follows:

              (a) to the extent that the Committee has designated the investments on which the earnings (or losses) shall be based, earnings (or losses) equal to the earnings (or losses) that the Participant would have earned (or lost) on the Account if it had been held in an account that was invested in those investments, or



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              (b) to the extent that the Committee has not designated the investments on which the earnings (or losses) shall be based, earnings equal to the interest that the Participant would have earned on the Account if it had been held in an account bearing interest at a rate equal to Moody's average corporate bond yield.

A Participant may request that the Committee designate the particular investment or investments on which the earnings (or losses) credited to the Participant's Account shall be based. The Committee may, but shall not be required to, comply with such a request. The Committee shall have the authority, but shall not be required, to cause the Company and/or Crescent Real Estate Limited Partnership to purchase the investments on which the earnings (or losses) credited to Participants' Accounts shall be based. In the event that it does, it shall have the authority and shall be required to take all actions that are necessary or appropriate on behalf of the Company and/or Crescent Real Estate Limited Partnership as the owner of the investment. Also, in the event that it does, consistent with Section 5.1 no Participant or Beneficiary shall have any claim against, right to, or security or other interest in any such investments; provided that, in the case of an investment in tangible property, nothing herein shall prohibit the Committee from giving preference with respect to the use of the property to the Participants to whose Accounts earnings (or losses) based the investments are credited. The Committee shall adopt such rules and procedures as it deems advisable with respect to all matters relating to the selection of and the purchase of investments pursuant to this paragraph.

                                   ARTICLE 6
                            VESTING AND DISTRIBUTION

              6.1 If a Participant ceases to be employed by the Company before the fifth anniversary of the effective date of a grant of Dividend Incentive Units for any reason other than death, Disability or Retirement, the Participant shall forfeit the entire amount credited to his or her Account that is attributable to that Dividend Incentive Unit.

              6.2 If a Participant remains employed by the Company on the fifth anniversary of the effective date of a grant of Dividend Incentive Units, the entire amount credited to the Participant's Account at that time that is attributable to that Dividend Incentive Unit shall be distributed to the Participant as soon as practicable after that date. If a Participant's employment with the Company is terminated on account of his or her death, Disability or Retirement, the entire amounts credited to the Participant's Account that is attributable to that Dividend Incentive Unit shall be distributed to the Participant (or to his or her Beneficiary if the Participant's employment is terminated on account of his or her death) as soon as practicable after the end of the Plan Year during which such termination of employment occurred. Any distribution shall be in one lump sum in money by check.

                                   ARTICLE 7

                        AMENDMENT OR TERMINATION OF PLAN

         The Board may, in its sole discretion, amend, modify or terminate the Plan at any time, provided, however, that no amendment, modification or termination shall materially adversely




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affect the right of a Participant in respect of a previously earned Award that has not been paid, unless the Participant or his or her legal representative shall consent to the change. If the Plan is terminated during any Plan Year in which Participants have been selected to participate, the Board authorizes the Committee to prorate and make provision for payment of Awards for the period.

                                   ARTICLE 8
                                 INDEMNIFICATION

         8.1 The Company shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorneys' fees and other legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the administration of the Plan in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceedings and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful.

         8.2 The right to indemnification conferred in this Article 8 shall be a contract right and shall include the right of each Indemnitee to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of a proceeding shall be made only upon delivery to the Company of (i) a written affirmation of the Indemnitee of his or her good faith belief that the standard of conduct necessary for indemnification by the Company pursuant to this Article 8 has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay all amounts so advanced if it shall ultimately be determined that the standard of conduct has not been met.

         8.3 An Indemnitee shall not be denied indemnification in whole or in part pursuant to this Article 8 because such Indemnitee has an interest in the transaction to which the indemnification relates if the transaction otherwise was permitted by the terms of this Plan.

         8.4 The provisions of this Article 8 are for the benefit of the Indemnitees, their heirs, successors, assigns, executors and administrators, and shall not be deemed to create any rights for the benefit of any other Person. Any amendment, modification or repeal of this Article 8 or any provision hereof shall be prospective only and shall not in any way affect the limitations of the Company's liability to any Indemnitee under this Article 8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

         8.5 Notwithstanding anything to the contrary set forth in this Plan, neither the Committee nor any member of the Committee, nor any agent of the Company, Crescent Real Estate Limited Partnership or the Committee, nor any Participant or Beneficiary, shall be liable



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for monetary damages to the Company, Crescent Real Estate Limited Partnership or
any Participant or Beneficiary for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission unless such person acted in bad faith. Each Participant and Beneficiary waives, to the maximum extent permitted by law, any fiduciary duty that may otherwise be owed by such persons with respect to the administration of the Plan.

         8.6 The Committee and each Committee member may exercise any of the powers granted to him or her by this Plan and perform any of the duties imposed upon him or her hereunder either directly or by or through agents. The Committee and the Committee members shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the Committee or a Committee member in good faith.

                                   ARTICLE 9
                                  MISCELLANEOUS

         9.1 No benefit or award under the Plan shall in any manner or to any extent be assigned, alienated or transferred by any Participant under the Plan or subject to attachment, garnishment or other legal process.

         9.2 The Plan shall not constitute a contract for the continued employment of any Employee by the Company. The Company reserves the right to modify an Employee's compensation at any time and from time to time as it considers appropriate and to terminate any Employee's employment for any reason at any time notwithstanding the Plan.

         9.3 Any notice to a Participant or legal representative hereunder shall be given either by delivering it, or by depositing it in the United States mail, postage prepaid, addressed to his last-known address. Any notice to the Company or the Committee hereunder shall be given either by delivering it, or depositing it in the United States Mail, postage prepaid, to the Secretary, Crescent Real Estate Equities, Ltd., 777 Main Street, Suite 2100, Fort Worth, TX 76102.

         9.4 Failure by the Company or the Committee to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of any such term, covenant or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of any such right or power at any other time or times.

         9.5 The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

         9.6 Except as otherwise provided herein, the Plan shall inure to the benefit of and be binding upon the Company, its successors and assigns, including but not limited to any corporation that might acquire all or substantially all of the Company's assets and business or with or into which the Company might be consolidated or merged.

         9.7 Except to the extent federal law applies, the Plan shall be governed by the laws of the State of [Texas].



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         9.8 The masculine pronoun also shall mean the feminine and vice versa wherever appropriate.

         9.9 The Company shall have the right to deduct from any payment to the Participant (whether or not under the Plan) any sums required to be withheld by federal, state, or local tax law with respect to benefits under the Plan. There is no obligation hereunder that any Participant or other person be advised in advance of the existence of the tax or the amount so required to be withheld.



Date approved by the Board:  March 5, 2000





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